Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: Stephanie Carrington The Ruth Group 646-536-7017 scarrington@theruthgroup.com

Media:
Bonnie Habyan, SVP of Marketing
516-506-4615
bhabyan@arbor.com

Arbor Realty Trust Reports Third Quarter 2008 Results

Third Quarter Highlights:

-	Net income of $12.1 million, or $0.49 per diluted common share, excluding a non-recurring impairment on available-for-sale securities
-	Net income of $2.6 million, or $0.10 per diluted common share
-	FFO of $3.1 million, or $0.12 per diluted common share[1]
-	Adjusted book value per share of $21.85 and GAAP book value per share of $18.25 [1]
-	Recorded $3.0 million in loan loss reserves
-	Reduced short-term debt by $137 million
-	Extended a warehouse facility in October 2008 for one year
-	Declared quarterly dividend of $0.24 per share

Uniondale, NY, November 7, 2008 — Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the quarter ended September 30, 2008. Arbor reported net income for the quarter of $2.6 million, or $0.10 per diluted common share, compared to net income for the quarter ended September 30, 2007 of $20.7 million, or $1.02 per diluted common share. Funds from operations (“FFO”) for the quarter was $3.1 million, or $0.12 per diluted common share, compared to FFO for the quarter ended September 30, 2007 of $20.7 million, or $1.02 per diluted common share. Excluding a $9.6 million net loss from a non-recurring other-than-temporary impairment and $1.3 million of net loss from the Company’s equity investment in Alpine Meadows, net income for the quarter ended September 30, 2008 was $13.4 million, or $0.54 per diluted common share. Excluding $6.4 million of net income from the Prime transaction, net income for the quarter ended September 30, 2007 was $14.3 million, or $0.70 per diluted common share.1

1. See attached supplemental schedule of non-GAAP financial measures on page 8-10

Arbor Realty Trust Reports Third Quarter 2008 Results
November 7, 2008

Net income for the nine months ended September 30, 2008 was $27.0 million, or $1.22 per diluted common share, compared to net income for the nine months ended September 30, 2007 of $69.2 million, or $3.73 per diluted common share. FFO for the nine months ended September 30, 2008 was $28.4 million, or $1.28 per diluted common share, compared to FFO for the nine months ended September 30, 2007 of $69.2 million, or $3.73 per diluted common share. Excluding a $9.6 million net loss from a non-recurring other-than-temporary impairment and $1.9 million of net loss from the Company’s equity investment in Alpine Meadows for the nine months ended September 30, 2008 and $32.2 million of net income from the 450 West 33rd Street, Toy building, Prime and On the Avenue transactions for the nine months ended September 30, 2007, net income for the nine months ended September 30, 2008 was $38.4 million, or $1.73 per diluted common share, compared to net income for the nine months ended September 30, 2007 of $37.0 million, or $2.00 per diluted common share.1

In the third quarter of 2008, the Company recorded $12.7 million of other-than-temporary impairment, in accordance with GAAP, associated with the Company’s available-for-sale securities previously recorded at an aggregate cost of $16.7 million. These securities represent the Company’s investment in common stock of CBRE Realty Finance, Inc., a commercial real estate specialty finance company. GAAP accounting standards require that these securities are evaluated periodically to determine whether a decline in their value is other-than-temporary, though it is not intended to indicate a permanent decline in value. Management believes that based on recent market events and the unfavorable prospects for near term recovery of value, that there is a lack of evidence to support fair values equal to, or greater than, the Company’s carrying value of the securities at this time. The Company recorded a reduction in the incentive management fee expense of approximately $3.1 million for the quarter ended September 30, 2008 related to this transaction. The effect of this impairment on stockholders’ equity for the three months ended September 30, 2008 was a reduction of approximately $3.0 million. This was due to $6.6 million of unrealized losses in prior periods previously recorded as a reduction of equity, as well as the $3.1 million reduction in the incentive management fee for the three months ended September 30, 2008.

1. See attached supplemental schedule of non-GAAP financial measures on page 8-10

Arbor Realty Trust Reports Third Quarter 2008 Results
November 7, 2008

During the quarter, the Company recorded a $1.6 million loss from its $11.1 million equity investment in the Alpine Meadows unconsolidated joint venture, a seasonal ski resort operation. This amount reflects Arbor’s portion of the joint venture’s losses, including depreciation expense of approximately $0.2 million, and was recorded in loss from equity affiliates and as a reduction to the Company’s investment in equity affiliates on the balance sheet. The Company recorded a reduction in the incentive management fee expense of approximately $0.3 million for the quarter ended September 30, 2008 related to this transaction.

The net balance in the loan and investment portfolio was $2.5 billion at September 30, 2008 and June 30, 2008. The average balance of the loan and investment portfolio during the third quarter of 2008 was $2.6 billion and the average yield on these assets for the quarter was 7.82%, compared to $2.6 billion and 7.91% for the second quarter of 2008.

At September 30, 2008, the balance of debt financing on the loan and investment portfolio was $2.1 billion, as compared to $2.2 billion at June 30, 2008. The average balance of debt financing on the loan and investment portfolio during the third quarter of 2008 was $2.2 billion and the average cost of these borrowings was 5.14%, compared to $2.2 billion and 5.06% for the second quarter of 2008.

For the third quarter of 2008, Arbor’s manager, Arbor Commercial Mortgage, LLC, did not earn an incentive compensation installment. In accordance with the management agreement, installments of the annual incentive compensation are subject to recalculation and potential reconciliation at the end of the 2008 fiscal year.

Financing Activity

As of September 30, 2008, Arbor’s financing facilities for its loan and investment portfolio totaled approximately $2.3 billion and borrowings outstanding under such facilities were $2.1 billion.

As previously disclosed, a $60 million working capital facility was extended during the third quarter for one year to June 2009 and was amended to a $45 million facility. At September 30, 2008, the facility had an outstanding balance of approximately $44.9 million.

In October 2008, the Company amended a $90 million bridge loan warehouse agreement extending the maturity for one year to October 2009. In addition, the amendment includes an interest rate spread over LIBOR increase of approximately 135 basis points on all new additions to the facility and a reduction of the committed amount to $70 million. At September 30, 2008, the facility had an outstanding balance of approximately $44.4 million.

During the quarter, the Company reduced its outstanding warehouse and term debt outstanding balances by approximately $137.4 million through a combination of loan payoffs and assets being moved into the Company’s CDO vehicles.

Arbor Realty Trust Reports Third Quarter 2008 Results
November 7, 2008

Portfolio Activity

During the quarter, Arbor originated two new mezzanine loans totaling $28 million and one bridge loan totaling $13 million.

During the quarter, 11 loans paid off on properties that were either sold or refinanced outside of Arbor with an outstanding balance of $119 million. Two loans were either refinanced or modified with Arbor totaling $34 million, of which one loan totaling $30 million was scheduled to repay during the quarter.

In addition, seven loans totaling approximately $104 million were extended during the quarter in accordance with the extension options of the corresponding loan agreements.

At September 30, 2008, the loan and investment portfolio unpaid principal balance was $2.5 billion, with a weighted average current interest pay rate of 7.57%. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled $2.1 billion, with a weighted average interest rate of 5.76% excluding financing and interest rate swap costs.

As of September 30, 2008, Arbor’s loan portfolio consisted of 35% fixed-rate and 65% variable rate loans.

During the third quarter, the Company recorded $3.0 million in loan loss reserves related to three loans with a carrying value of approximately $61.8 million, before loan loss reserves. The loan loss reserve was the result of the Company's regular quarterly risk rating review process, which is based on several factors including current market conditions, real estate values and the operating status of each property. At September 30, 2008, the Company’s total loan loss reserves were $6.5 million relating to six loans with an aggregate carrying value before reserves of approximately $137.6 million.

As of September 30, 2008, the Company had two non-performing loans with a carrying value of approximately $78.2 million, net of related loan loss reserves of $2.0 million, which is unchanged from June 30, 2008. Income recognition on these loans has been suspended and will resume when the loans become contractually current and performance has recommenced.

Arbor Realty Trust Reports Third Quarter 2008 Results
November 7, 2008

Dividend

As previously announced, the Board of Directors declared a dividend of $0.24 per share for the quarter ended September 30, 2008, to be paid on November 26, 2008 to shareholders of record on November 14, 2008.

Equity Participation Interests

Attached as an exhibit to this press release is a schedule of certain data pertaining to the Company’s investments with equity participation interests. There were no new loans and investments originated during the quarter with equity participation interests.

Earnings Conference Call

Management will host a conference call today at 10:00 a.m. EDT. A live webcast of the conference call will be available online at www.arborrealtytrust.com. Web participants are encouraged to go to Arbor’s Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable without charge at www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 761-0748 for domestic callers and (617) 614-2706 for international callers. The participant passcode for both is 84264068.

After the live webcast, the call will remain available on Arbor’s Web site, www.arborrealtytrust.comthrough December 5, 2008. In addition, a telephonic replay of the call will be available until November 14, 2008. The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. Please use passcode: 80560698.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 11 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

Arbor Realty Trust Reports Third Quarter 2008 Results
November 7, 2008

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2007 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of each non-GAAP financial measure and the comparable GAAP financial measure can be found on pages 8 through 10 of this release.

Arbor Realty Trust Reports Third Quarter 2008 Results
November 7, 2008

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenue:
Interest income	$51,423,427	$70,471,815	$158,708,921	$211,732,742
Property operating income	1,422,330	-	1,422,330	-
Other income	17,208	1,806	66,530	25,162
Total revenue	52,862,965	70,473,621	160,197,781	211,757,904

Expenses:
Interest expense	28,198,310	39,625,100	87,359,731	110,265,602
Employee compensation and benefits	1,906,843	2,332,028	6,570,188	6,816,045
Selling and administrative	2,581,132	1,387,924	6,741,446	4,202,790
Property operating expenses	1,385,594	-	1,385,594	-
Depreciation and amortization	256,370	-	427,283	-
Other-than-temporary impairment, available-for-
sale securities	12,747,306	-	12,747,306	-
Provision for loan losses	3,000,000	-	8,000,000	-
Management fee - related party	(1,217,148)	5,686,538	3,516,124	21,205,285
Total expenses	48,858,407	49,031,590	126,747,672	142,489,722
Income before (loss) income from equity affiliates, minority interest and provision for income taxes	4,004,558	21,442,031	33,450,109	69,268,182
(Loss) income from equity affiliates	(1,606,505)	3,139,809	(2,168,505)	29,165,597
Income before minority interest and provision for income taxes	2,398,053	24,581,840	31,281,604	98,433,779
(Loss) income allocated to minority interest	(177,833)	3,841,671	4,272,921	14,160,005

Income before provision for income taxes	2,575,886	20,740,169	27,008,683	84,273,774

Provision for income taxes	-	-	-	15,085,000

Net income	$2,575,886	$20,740,169	$27,008,683	$69,188,774

Basic earnings per common share	$0.10	$1.02	$1.22	$3.73

Diluted earnings per common share	$0.10	$1.02	$1.22	$3.73

Dividends declared per common share	$0.62	$0.62	$1.86	$1.84

Weighted average number of shares of common stock outstanding:

Basic	24,990,710	20,366,360	22,166,518	18,526,194

Diluted	24,990,710	24,173,877	22,211,763	22,369,766

Arbor Realty Trust Reports Third Quarter 2008 Results
November 7, 2008

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

Quarter Ended September 30,		Nine Months Ended September 30,
2008	2007	2008	2007

Total revenue, GAAP basis	$52,862,965	$70,473,621	$160,197,781	$211,757,904

Subtract:
Prime transaction	-	(6,977,133)	-	(11,143,801)
On the Avenue transaction	-	-	-	(15,997,843)
450 West 33rd Street transaction	-	-	-	(10,425,579)

Total revenue, as adjusted	$52,862,965	$63,496,488	$160,197,781	$174,190,681

Net income, GAAP basis	$2,575,886	$20,740,169	$27,008,683	$69,188,774

Subtract: Prime transaction	-	(6,405,386)	-	(10,189,375)
On the Avenue transaction	-	-	-	(6,099,372)
Toy transaction	-	-	-	(9,342,631)
450 West 33rd Street transaction	-	-	-	(6,529,699)

Add:
Alpine Meadows operations	1,259,334	-	1,868,467	-
Other-than-temporary impairment on available-for-sale securities	9,560,480	-	9,560,480	-

Net income, as adjusted	$13,395,700	$14,334,783	$38,437,630	$37,027,697

Diluted earnings per common share, GAAP basis	$0.10	$1.02	$1.22	$3.73

Diluted earnings per common share, as adjusted	$0.54	$0.70	$1.73	$2.00

Diluted weighted average shares outstanding	24,990,710	24,173,877	22,211,763	22,369,766

a.) Given the magnitude and/or nature of certain transactions and operations, Arbor has elected to report adjusted revenues, net income and earnings per share for the affected periods to help ensure the comparability of the reporting periods. Management considers these non-GAAP financial measures to be effective indicators, for both management and investors, of Arbor’s financial performance. Arbor’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Arbor Realty Trust Reports Third Quarter 2008 Results
November 7, 2008

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES - Continued
(Unaudited)

September 30, 2008

GAAP Stockholders' Equity	$458,951,142

Add: 450 West 33rd Street transaction - deferred revenue	77,123,133
Unrealized loss on derivative instruments	32,586,403

Subtract: 450 West 33rd Street transaction - prepaid management fee	(19,047,949)

Adjusted Stockholders' Equity	$549,612,729

Adjusted book value per share	$21.85

GAAP book value per share	$18.25

Common shares outstanding	25,152,246

b.) Given the magnitude and the deferral structure of the 450 West 33rd Street transaction combined with the change in the fair value of certain derivative instruments, Arbor has elected to report adjusted book value per share for the affected period to currently reflect the future impact of the 450 West 33rd Street transaction on the company's financial condition as well as the evaluation of Arbor without the effects of unrealized losses from certain of the Company's derivative instruments. Management considers this non-GAAP financial measure to be an effective indicator, for both management and investors, of Arbor’s financial performance. Arbor’s management does not advocate that investors consider this non-GAAP financial measure in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Arbor Realty Trust Reports Third Quarter 2008 Results
November 7, 2008

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES - Continued
(Unaudited)

Quarter Ended September 30,		Nine Months Ended September 30,
2008	2007	2008	2007

Net income, GAAP basis	$2,575,886	$20,740,169	$27,008,683	$69,188,774

Add:
Depreciation - real estate owned	256,370	-	427,283	-
Depreciation - investment in equity affiliates	217,821	-	968,353	-

Funds from operations ("FFO")	$3,050,077	$20,740,169	$28,404,319	$69,188,774

Diluted FFO per common share	$0.12	$1.02	$1.28	$3.73

Diluted weighted average shares outstanding	24,990,710	24,173,877	22,211,763	22,369,766

c.) Arbor is presenting funds from operations, or FFO, because management believes it to be an important supplemental measure of the Company’s operating performance in that it is frequently used by analysts, investors and other parties in the evaluation of real estate investment trusts (REITs). The Company also uses FFO for the calculation of the incentive management fee payable to the Company’s manager, Arbor Commercial Mortgage, LLC. The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in April 2002 defines FFO as net income (loss) (computed in accordance with generally accepted accounting principles (GAAP)), excluding gains (losses) from sales of depreciated real properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Arbor considers gains and losses on the sales of real estate investments to be a normal part of our recurring operating activities in accordance with GAAP and should not be excluded when calculating FFO.

FFO is not intended to be an indication of our cash flow from operating activities (determined in accordance with GAAP) or a measure of our liquidity, nor is it entirely indicative of funding our cash needs, including our ability to make cash distributions. Arbor’s calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.

Arbor Realty Trust Reports Third Quarter 2008 Results
November 7, 2008

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)
Assets:
Cash and cash equivalents	$22,860,628	$22,219,541
Restricted cash	68,705,086	139,136,105
Loans and investments, net	2,406,692,383	2,592,093,930
Available-for-sale securities, at fair value	3,968,277	15,696,743
Securities held to maturity, net	59,053,996	-
Investment in equity affiliates	27,337,935	29,590,190
Real estate owned, net	46,591,815	-
Due from related party	2,118,311	-
Prepaid management fee - related party	26,340,397	19,047,949
Other assets	105,028,377	83,709,076
Total assets	$2,768,697,205	$2,901,493,534

Liabilities and Stockholders’ Equity:
Repurchase agreements	$151,674,646	$244,937,929
Collateralized debt obligations	1,132,469,000	1,151,009,000
Junior subordinated notes to subsidiary trust issuing preferred securities	276,055,000	276,055,000
Notes payable	545,080,655	596,160,338
Mortgage note payable	41,440,000	-
Due to related party	1,498,007	2,429,109
Due to borrowers	19,904,090	18,265,906
Deferred revenue	77,123,133	77,123,133
Other liabilities	64,679,365	67,395,776
Total liabilities	2,309,923,896	2,433,376,191

Minority interest in operating partnership	-	72,854,258
Minority interest in consolidated entity	(177,833)	-

Stockholders’ equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2008 and 3,776,069 shares issued and outstanding at December 31, 2007	-	37,761
Common stock, $0.01 par value: 500,000,000 shares authorized; 25,431,646 shares issued, 25,152,246 shares outstanding at September 30, 2008 and 20,798,735 shares issued, 20,519,335 shares outstanding at December 31, 2007	254,316	207,987
Additional paid-in capital	446,967,845	365,376,136
Treasury stock, at cost - 279,400 shares	(7,023,361)	(7,023,361)
Retained earnings	51,338,745	65,665,951
Accumulated other comprehensive loss	(32,586,403)	(29,001,389)
Total stockholders’equity	458,951,142	395,263,085
Total liabilities and stockholders’ equity	$2,768,697,205	$2,901,493,534

Arbor Realty Trust Reports Third Quarter 2008 Results
November 7, 2008

Arbor Realty Trust, Inc.
Summary of Equity and Profit Interests
(all dollar amounts in thousands)
Unaudited

	Initial ART		Current			Approximate				Current
	Investment	Investment	Cash Equity			Square		Property		Debt Balance
Name	Amount	Date	Investment	Profit %		Footage		Type	Location	on Property		Comments

80 Evergreen	$384	3Q03	$201	12.50%		77,680		Warehouse	Brooklyn, NY	$5,000		Property refinanced June 2008

930 Flushing	1,126	3Q03	291	12.50%		304,080		Warehouse	Brooklyn, NY	24,726		Property refinanced July 2005

Prime Portfolio	2,100	4Q03	-	7.50%		6,700,000		Retail Outlets	Multi-state	1,200,700		Properties refinanced

Prime Portfolio			-	16.67	%(5)	6,700,000		Retail Outlets	Multi-state	-		All equity returned to investors

450 W. 33rd St	1,500	4Q03	1,137	0.58	%(1)	1,746,734		Office	New York City	517,000

823 Park Avenue	-	3Q04	-	20.00%		52,374		Conversion	New York City	-		Condo conversion - investment held in Taxable REIT Subsidiary ("TRS")

York Avenue	540	3Q04	-	8.70%		45,200		Conversion	New York City	32,000		Property refinanced Dec 2005

Toy Building	10,000	2Q05	5,720	10.00%		320,000		Conversion	New York City	343,400	(2)	Condo conversion - investment held in Taxable REIT Subsidiary ("TRS")

Homewood Mtn Resort	-	2Q06	-	25.60%		1,224	(3)	Land	Homewood, CA	114,157		Profits interest held in TRS

Richland Terrace Apartments	-	3Q06	-	25.00%		342,152		Multi Family	Columbia, SC	9,094

Ashley Court Apartments	-	3Q06	-	25.00%		177,892		Multi Family	Fort Wayne, IN	5,452

Nottingham Village	-	1Q07	-	25.00%		285,900		Multi Family	Indianapolis, IN	6,626

Extended Stay Hotel Portfolio	115,000	2Q07	115,000	16.17%		684	(4)	Hotel	Multistate	7,400,000		Preferred return of 12% on equity

Alpine Meadows	13,220	3Q07	13,220	39.00%		2,163	(3)	Land	Alpine Meadows, CA	30,500		Preferred return of 18% on equity

St. John's Development	500	4Q07	625	50.00%		23	(3)	Land	Jacksonville, FL	25,000

Windrush Village Apartments	-	2Q08	445	25.00%		221,726		Multi Family	Talahassee, FL	12,800

(1) Represents approximately 29% of the 2% retained interest in the property. In addition, Arbor has approximately 29% of a 50% interest in the property's air rights.
(2) Debt balance represents anticipated debt financing required to complete condominium conversion project.
(3) Amount represents approximate acreage of property.
(4) Amount represents approximately 684 properties in 44 states and Canada with approximately 76,000 rooms.
(5) The Company has agreed to transfer its 16.67% interest for preferred and common operating partnership units of another REIT, which is expected to occur on or prior to June 26, 2009. The Company currently has $33 million in debt related to this transaction that is collateralized by the Company's 16.67% interest in Prime.